Exhibit 99.1

Noranda Announces $50 Million Incremental Term Loan Facility and $15 Million Incremental ABL Commitments
Franklin, Tennessee – May 30, 2013 – Noranda Aluminum Holding Corporation (“Noranda” or the “Company”) (NYSE: NOR) today announced that Noranda Aluminum Acquisition Corporation (“AcquisitionCo”), its wholly-owned subsidiary, has entered into an incremental term loan facility in the amount of $50 million under its existing term loan credit agreement (the “New Loans”). The New Loans will mature in 2019. AcquisitionCo will use the net proceeds from the New Loans for general corporate purposes.
Separately, the Company announced that AcquisitionCo has entered into an incremental asset-based revolving credit facility, consisting of $15 million in additional commitments on a “first-in, last-out” basis, under its existing asset-based revolving credit agreement (the “Incremental ABL”). No funds were drawn under the Incremental ABL at closing. Loans under the Incremental ABL will mature in 2017. AcquisitionCo will use the proceeds of any such loans for general corporate purposes.
“By opportunistically accessing credit markets through these transactions, we have further strengthened our financial flexibility and liquidity position,” said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. “Pro forma for the incremental term loan facility and additional ABL commitments, our March 31, 2013 liquidity was $218 million, with no funded debt maturities until 2019. These transactions supplement ongoing operational actions to drive incremental efficiencies and cost savings as we manage our liquidity and preserve our financial flexibility in a challenging LME environment.”
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company traded on the New York Stock Exchange.
Forward‐Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “pursue,” “seeks,” “approximately,” “anticipates,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its future plans or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com

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